Exhibit 10.1
                        ADMINISTRATIVE SERVICES AGREEMENT


ADMINISTRATIVE SERVICES (the "Agreement") dated as of October 1, 2001 between Shimoda Capital (USA), Inc., a Connecticut corporation (""Capital USA"") and Shimoda Resources "Holdings", Inc. (""Holdings""), a Nevada corporation.

For good and valuable consideration, the receipt and legal sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

1. Engagement: Upon the terms and subject to the conditions hereof, "Holdings" hereby engages "Capital USA" to provide "Holdings" with the Services (as defined in Section 2 hereof), and "Capital USA" hereby agrees to provide "Holdings" with the Services.

2. Administrative and Support Services: During the term hereof, "Capital USA" agrees to provide the administrative support and services (including accounting, clerical, secretarial and receptionist assistance) described on Schedule A attached hereto and incorporated herein by reference, and any other administrative services reasonably requested by "Holdings" and agreed to by "Capital USA" (hereinafter referred to as the "Services"). Subject to the provisions of Section 3, "Capital USA" agrees to provide the Services (I) in good faith, (ii) in a professional and workmanlike manner and (iii) in accordance with the reasonable instructions of "Holdings".

3. Mutual Support and Cooperation:

(a) Each of "Capital USA" and "Holdings" agrees that it will take all steps reasonably necessary, at its own expense:

     (i)  to designate key individuals to perform its obligations hereunder;

     (ii) to conduct periodic meetings of all such key individuals and others as necessary;

     (iii) to fully cooperate with all reasonable requests for assistance; and

     (iv) to take such further steps and execute such further documents as may be reasonably necessary.

(b) The parties will make diligent efforts through their respective key individuals to identify the causes of any problems in the Services and to make adjustments, in an equitable fashion, in order to address and resolve such problems, including the substitution or modification of the Services and the corresponding compensation therefore.

4. Fees: "Capital USA" will invoice "Holdings" for the Services performed hereunder on a monthly basis at the rate of $5,000 per month, plus such other out-of-pocket costs incurred by "Capital USA" as shall be separately stated. Each invoice shall set forth a reasonable explanation of the services rendered during such month and, if requested by "Holdings", supporting documentation in reasonable detail. "Holdings" will pay each invoice in full no later than the 30th day of the month following the month in which such invoice is dated. Each party shall be responsible for paying all taxes, if any, imposed upon it by applicable law in connection with this Agreement.

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5. Term and Termination:

(a) Except as provided in Section 5(b) hereof, the term of this Agreement shall commence on the date hereof and shall terminate at the close of business on the first anniversary of the date hereof.

(b) Either party may, by delivering written notice thereof to the other party, terminate any or all of its obligations under this Agreement, effective immediately, if the other party hereto:

     (i) is rendered bankrupt or becomes insolvent, and such insolvency is not cured within 15 days after written notice, or files a written petition in bankruptcy or an answer admitting the material facts recited in such petition filed by another, or discontinues its business, or has a receiver or other custodian of any kind appointed to administer any substantial amount of its property; or

     (ii) commits a material breach of its duties, obligations or understandings under this Agreement, which breach is not cured within 30 days following written notice of such breach from the non-breaching party.

Any such termination shall be in addition to any other rights or remedies available at law or in equity to the terminating party.

(c) Each party hereto agrees to consult in advance with the other party and to bring to the attention of the other party any problems, differences of opinion, disagreements or any other matters, which may lead such party to terminate or seek to terminate this Agreement. The purpose and intent of the parties in including this provision is to insure that both parties to this Agreement are made aware of any problems arising out of or relating to this Agreement or the relationship of the parties hereunder, so that the parties hereto may, in good faith, consult with one another concerning such problems and, where possible, resolve such problems to the parties' mutual satisfaction, thereby preserving their contractual relationship and goodwill and mutual respect presently existing between the parties to this Agreement.

6. Force Majeure:

Any failure or delay in the performance by "Capital USA" of its obligations hereunder shall not be a breach of this Agreement if such failure or delay arises out of or results primarily from fire, storm, flood, earthquake or other acts of God, explosions, wars, insurrections, strikes, work stoppages or slowdowns, epidemic or quarantine restrictions, unforeseen equipment failure or inability to obtain essential raw materials despite commercially reasonable best efforts to do so (the occurrence of any of the foregoing shall be an "Event of Force Majeure").

7. Confidentiality:

It is stipulated and agreed that during the term of this Agreement, "Capital USA" and "Holdings" will be in a position to become acquainted with each other's confidential, privileged and proprietary information including, without limitation, identities of suppliers; expenses; pricing techniques and strategies; profits and product line profitability information; existing and future product information; research and development programs; specifications for products; software designs; know-how, trade secrets and other intellectual property; business plans and records; customer names, lists, files and other customer information; budget and financial information and the goals and objectives of the other party; methods, practices and techniques for promoting and marketing products; personnel matters and other confidential processes, formulae or materials regarded by such party as privileged, proprietary or confidential (each parties' respective confidential information is referred to herein as such party's "Confidential Information"). "Capital USA" agrees that the Confidential Information of "Holdings", and "Holdings", and "Capital USA" agrees that the Confidential Information of "Capital USA", is an integral and key part of the assets of each respective entity and that the unauthorized use or disclosure of the other party's Confidential Information would seriously damage the owner thereof in its business. As a consequence of the above, "Capital USA" and "Holdings" hereby agree that, during the term of this Agreement and thereafter:

(a) "Capital USA" and "Holdings" shall not, directly or indirectly, (I) use any of the other party's Confidential Information or (ii) divulge, disclose, furnish or make accessible, or cause any person to divulge, disclose or furnish, any aspects of the other party's Confidential Information to any person or entity (other than the other party), except as may be reasonably necessary to perform their respective obligations hereunder, as may be expressly authorized by the other party in writing or as required by law or pursuant to a court order; provided, however, that, prior to any such compelled disclosure, the party whose obligation it is to keep such information confidential shall have given the other party notice of the circumstances relating to such compelled disclosure and an opportunity to seek an appropriate protective order with respect thereto.

(b) "Capital USA" and "Holdings" shall each refrain from any action or conduct, which might reasonably or foreseably be expected to compromise the confidentiality or proprietary nature of the other party's Confidential Information.

(c) The term "Confidential Information" as used in this section shall not include information (I) which is or becomes available to the public through no act, omission or fault of, and absent any breach of a covenant or obligation hereunder by, the party whose obligation is to keep such information confidential or (ii) which the party whose obligation it is to keep such information confidential may have received lawfully from any third party without restrictions as to disclosure thereof.

8. Assignment/Successors:

Neither Party hereto may assign this Agreement or any rights hereunder to any other Person, without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the successors of the parties hereto.

9. Waiver of Breach:

The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to constitute a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof, including the right of any party thereafter to enforce each and every provision. The waiver by any party to this Agreement of any breach or violation of any provision of this Agreement by the other party hereto shall not operate or be construed to be a waiver of any subsequent breach or violation thereof.

10. Severability:

The terms and conditions of this Agreement are hereby deemed by the parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions hereof.

11. Notices:

Any notice contemplated by or required or permitted to be given under this Agreement shall be in writing and (a) sent by fax, with a copy promptly sent by first class mail, (b) delivered personally, (C) sent by next day or overnight courier or delivery or (d) mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

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"Capital USA":               Shimoda Capital (USA), Inc.
                             15 River Road
                             Suite 230
                             Wilton, Connecticut 06897


"Holdings":                  Shimoda Resources Holdings, Inc.
                             C/O CHQ Incorporated
                             1555 E. Flamingo Road, Suite 155
                             Las Vegas, Nevada 89119


or, in each case, at such other address or facsimile number as may be specified in writing to the other parties hereto. Such notices, requests and other communications sent as provided hereinabove shall be effective: (w) if sent by fax on a business day between the hours of 9:00 a.m. and 6:00 p.m. New York time, upon sending, but if sent by fax at any other time, upon the next business day; (x) upon receipt, when personally delivered; (y) the next business day, if sent by overnight courier or delivery; and (z) if sent by registered or certified mail, return receipt requested, upon the expiration of the fifth business day after being deposited in the United States mail.

12. Choice of Law:

This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York.


13. Relationship of the Parties

"Capital USA" and "Holdings" are acting solely as independent contractors under this Agreement. It is expressly understood and agreed by the parties hereto that nothing in this Agreement, its provisions or transactions and relationships contemplated hereby shall constitute either party as the agent, employee, partner or legal representative of the other for any purpose whatsoever, nor shall either party hold itself out as such. Neither party to this Agreement shall have the authority to bind or commit the other party hereto in any manner or for any purpose whatsoever, except as may be expressly provided for herein, but rather each party shall at all times act and conduct itself in all respects and events as an independent contractor. This Agreement creates no relationships of joint venturers, partners, associates or principal and agent between the parties hereto.


14. Construction of Agreement; Entire Agreement; Amendments:

This Agreement may be executed in counterparts in order to provide each party hereto with a fully executed original hereof. In that this Agreement was prepared as a result of negotiation and mutual agreement between the parties hereto, neither this Agreement nor any provision hereof shall be construed against either party hereto as the party who prepared this Agreement or any such provision. This Agreement reflects the complete understanding of the parties as of the date hereof and constitutes their entire agreement regarding the subject matter hereof, all prior negotiations, representations and statements having been merged herein. This Agreement may be amended only by a written amendment between the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement by the signature of their respective, duly authorized corporate officers as of the day and year first above written.

                        Shimoda Capital (USA), Inc.

                        /s/ David J Mapley
                        ------------------
                        By: David J Mapley
                        Title: President


                        Shimoda Resources Holdings", Inc.


                        /s/ Peter J Lazaro
                        ------------------
                        By: Peter J Lazaro
                        Title: Secretary & Treasurer

                        Administrative Services Agreement
                                   SCHEDULE A


Schedule of services to be provided:

- All general administrative activities of a corporation, including those which require the approval of the board of directors, in which case Capital will inform the board of directors of Holdings and get all necessary approvals and documentation.

- Administrative services will include, but not be restricted to day to day management duties, all filings (regulatory or other), correspondence, maintenance of all books and records, accounting and audit liaison, billing, collection of accounts receivable, payment of accounts payable, cash management, investor relations, liaison with outside counsel, reconciliation of all bank accounts and any other administrative functions necessary to operate Holdings day to day and which may be supplemented from time to time.